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                                                                     EXHIBIT 3.2

                                     BYLAWS
                                       OF
                              READ-RITE CORPORATION

                   (As amended and restated, October 1, 2000)
                   ------------------------------------------


                                    ARTICLE I

                                CORPORATE OFFICES
                                -----------------

     1.1  Registered Office. The registered office shall be in the City of
          -----------------
Wilmington, County of New Castle, State of Delaware.

     1.2  Other Offices. The corporation may also have offices at such other
          -------------
places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     2.1  Place of Meetings. All meetings of the stockholders for the election
          -----------------
of directors shall be held at the principal executive offices of the corporation, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2  Annual Meeting. Annual meetings of stockholders shall be held at such
          --------------
date, time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     2.3  List of Stockholders Entitled to Vote. The officer who has charge of
          -------------------------------------
the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares

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registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     2.4  Special Meetings. Special meetings of the stockholders, for any
          ----------------
purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board, the president or the Chief Executive Officer, and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     No business may be conducted at a special meeting of stockholders except as specified in the notice of meeting delivered to the stockholders.

     2.5  Advance Notice of Stockholder Business and Director Nominations. To be
          ---------------------------------------------------------------
properly brought before an annual or special meeting, nominations for the election of directors or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given notice in a timely manner and in proper form of such stockholder's intent to bring such business before such meeting. To be timely, such stockholder's notice must be delivered to or mailed and received by the secretary of the corporation not less than ninety (90) days prior to the meeting; provided, however, that in the event that less than one-hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received by the corporation not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In addition, at any time that the Company is subject to the periodic reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), notice will be deemed timely made by a stockholder with respect to an annual meeting of Stockholders if the notice by the stockholder is made in a timely manner pursuant to the provisions of Rule 14a-8(a)3)(i) under the Exchange Act. To be in proper form, a stockholder's notice to the secretary shall set forth:

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          (i)   the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

          (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

          (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

          (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and

          (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

     The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

     2.6  Quorum. The holders of a majority of the stock issued and outstanding
          ------
and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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     When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     2.7   Adjourned Meeting Notice. When a meeting is adjourned to another time
           ------------------------
or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.8   Voting. Except as otherwise provided in the certificate of
           ------
incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

     2.9   Proxies. Each stockholder entitled to vote at a meeting of
           -------
stockholders or entitled to express consent or dissent to corporate action in writing without a meeting (if otherwise permitted by these bylaws and the corporation's certificate of incorporation) may authorize another person or persons to act for such stockholder by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

     2.10  Stockholder Action by Written Consent. Unless otherwise provided in
           -------------------------------------
the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     2.11  Conduct of Business. Meetings of stockholders shall be presided over
           -------------------
by the Chairman of the Board, if any, or in his or her absence by the President, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the chairman of the

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meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and conduct of business.

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                                   ARTICLE III

                                    DIRECTORS

     3.1  Powers. Subject to the provisions of the General Corporation Law of
          ------
Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     3.2  Number of Directors. The number of directors which shall constitute
          -------------------
the whole Board shall be six (6). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

     3.3  Resignations and Vacancies. Any director may resign at any time upon
          --------------------------
written notice to the corporation. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     3.4  Place of Meetings. The Board of Directors of the corporation may hold
          -----------------
meetings, both regular and special, either within or without the State of Delaware.

     3.5  First Meetings. The first meeting of each newly elected Board of
          --------------
Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

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     3.6   Regular Meetings. Regular meetings of the Board of Directors may be
           ----------------
held without notice at such time and at such place as shall from time to time be determined by the Board.

     3.7   Special Meetings; Notice. Special meetings of the Board may be called
           ------------------------
by the Chairman of the Board or the President on at least two (2) days' notice to each director by mail or at least twenty-four (24) hours notice to each director either personally or by telephone or by telegram; special meetings shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director.

     3.8   Quorum. At all meetings of the Board a majority of the authorized
           ------
number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.9   Waiver of Notice. Whenever notice is required to be given under any
           ----------------
provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

     3.10  Conduct of Business. Meetings of the Board of Directors shall be
           -------------------
presided over by the Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting shall determine the order of business and the procedures at the meeting.

     3.11  Board Action by Written Consent Without a Meeting. Unless otherwise
           -------------------------------------------------
restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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     3.12  Meetings by Telephone Conference Call. Unless otherwise restricted by
           -------------------------------------
the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     3.13  Committees of Directors. The Board of Directors may, by resolution
           -----------------------
passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in
Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the Board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.4 (place of meetings) Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice),
Section 3.10 (conduct of business), Section 3.12 (meetings by

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telephone) and Section 3.11 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

     3.14  Compensation of Directors. Unless otherwise restricted by the
           -------------------------
certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     3.15  Removal of Directors. Unless otherwise restricted by the certificate
           --------------------
of incorporation or bylaw, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.


                                   ARTICLE IV

                                     NOTICES

     4.1   Notices. Whenever, under the provisions of the statutes or of the
           -------
certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing, by mail, addressed to such director or stockholder, at such person's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given personally or by telephone or by telegraph.

     4.2   Waivers of Notice. Whenever any notice is required to be given under
           -----------------
the provisions of the statutes or of the certificate of incorporation or of these bylaw a waiver thereof in writing signed by the person or persons entitled to said notice whether before or after the time stated therein, shall be deemed equivalent thereto.

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                                    ARTICLE V

                                    OFFICERS

     5.1  Officers. The officers of the corporation shall be elected by the
          --------
Board of Directors and shall include a President and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also elect a Chief Executive Officer, Chief Financial Officer, one or more vice-presidents, assistant secretaries and assistant treasurers, and, such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person.

     5.2  Election of Officers. Except as otherwise provided in this Section
          --------------------
5.2, the officers of the corporation shall be chosen by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment. The Board of Directors may appoint, or empower the Chief Executive Officer (or President, if there be no Chief Executive Officer) to appoint (whether or not such officer is described in this Article V), such officers and agents of the business as the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors or may be filled by the Chief Executive Officer (or President, if there be no Chief Executive Officer) provided the Chief Executive Officer (or President) appointed such officer.

     5.3  Removal and Resignation of Officers. Subject to the rights, if any, of
          -----------------------------------
an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors or, in the case of an officer appointed by the President, by the Chief Executive Officer or President.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     5.4  Chairman of the Board. The Chairman of the Board, if such an officer
          ---------------------
be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to such person by the Board of Directors or as may be prescribed by these laws. The Chairman of the Board may also serve as Chief Executive Officer of the corporation, if so designated by the Board, and in such event shall have the powers and duties prescribed in Section 5.6 of these Bylaws.

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         5.5 Vice Chairman of the Board. The Vice Chairman of the Board, if such
             --------------------------
an officer be elected, shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board and shall exercise and perform such other powers and duties as from time to time may be assigned to such person by the Board of Directors or prescribed by these Bylaws.

         5.6 Chief Executive Officer. The Chief Executive Officer of the
             -----------------------
corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board and Vice Chairman of the Board, at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         The Chief Executive Officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         5.7 President. Subject to such supervisory powers as may be given by
             ---------
these Bylaws or the Board of Directors to the Chairman of the Board, Vice Chairman of the Board or the Chief Executive Officer, if there be such officers, the president shall have general supervision, direction and control of the business and other officers of the corporation. He or she shall have the general powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         5.8 Vice Presidents. The vice-presidents shall perform such duties and
             ---------------
have such powers as the Board of Directors may from time to time prescribe. In the absence of the Chief Executive Officer and the President or in the event of the inability or refusal of such persons to act, the vice-president, if any, (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of the length of time he or she has served as a vice-president) shall perform the duties of the Chief Executive Officer and of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         5.9 Secretary. The secretary shall record all the proceedings of the
             ---------
meetings of the Board of Directors and stockholders of the corporation in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer (or the President, if there be no Chief Executive Officer) under whose supervision he shall be. He or she shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature or such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

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         5.10 Chief Financial Officer. The Chief Financial Officer shall have
              -----------------------
the custody of the corporate funds and securities and shall keep regular books of account. He or she shall make such disbursement of the funds of the corporation as may be proper, and shall render to the Chief Executive Officer (or the President, if there be no Chief Executive Officer) and to the Board of Directors, at its regular meetings, or when the Board of Directors so requests an account of all his or her transactions as treasurer and of the financial condition of the corporation. If a Chief Financial Officer of the corporation be elected by the Board, the Chief Financial Officer shall serve as its treasurer unless the Board shall also elect a treasurer (in which case the treasurer shall be subject to the supervisory authority of the Chief Financial Officer). The Board of Directors may give the authority of the treasurer to any other officer of the corporation.

         5.11 Authority and Duties of Officers. In addition to the foregoing
              --------------------------------
authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the stockholders.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

         6.1  Certificates. Every holder of stock in the corporation shall be
              ------------
entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, the President or a vice-president, and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such stockholder in the corporation.

         Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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         6.2 Facsimile Signatures. Any or all of the signatures on the
             --------------------
certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if it were such officer, transfer agent or registrar at the date of issue.

         6.3 Lost Certificate. The Board of Directors may direct a new
             ----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         6.4 Transfer of Stock. Upon surrender to the corporation or the
             -----------------
transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         6.5 Record Date. In order that the corporation may determine the
             -----------
stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         6.6 Registered Stockholders. The corporation shall be entitled to
             -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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                                   ARTICLE VII

                               GENERAL PROVISIONS

         7.1  Dividends. Dividends upon the capital stock of the corporation,
              ---------
subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Director at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         7.2  Checks. All checks or demands for money and notes of the
              ------
corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         7.3  Fiscal Year.  The fiscal year of the corporation shall be fixed by
              -----------
resolution of the Board of Directors.

         7.4  Corporate Seal. The Board of Directors may adopt a corporate
              --------------
seal which may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         7.5  Stock Option Grants. All grants of stock options to employees of
              -------------------
the Company under the Company's stock option plans, or option grants pursuant to other arrangements or agreements, shall be equal to or in excess of the fair market value of the Company's common stock on such the date of such grant, and the Company shall not, without the consent of a majority of the stockholders entitled to vote thereon, decrease the exercise price of any such stock option grants made under such Plans, arrangements or agreements or modify this Section 7.5.

                                  ARTICLE VIII

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

         8.1  Indemnification of Directors and Officers. The corporation shall,
              -----------------------------------------
to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 8.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any direct or indirect subsidiary of the corporation, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         8.2 Indemnification of Others. The corporation shall have the power, to
             -------------------------
the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonable incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 8.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any direct or indirect subsidiary of the corporation, or
(iii) who was an employee or agent of a corporation or of another enterprise at the request of such predecessor corporation.

         8.3 Insurance. The corporation may purchase and maintain insurance on
             ---------
behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of Delaware.

                                   ARTICLE IX

                                   AMENDMENTS

         9.1 These bylaws may be altered, amended or repealed or new bylaws may be adopted by the Board of Directors, or, if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of a stockholders meeting, by the stockholders at any meeting of the stockholders.

                                    ARTICLE X

                                   DISSOLUTION

         If it should be deemed advisable in the judgment of the Board of Directors of the corporation that the corporation should be dissolved, the Board, after the adoption of a resolution to that effect by a majority of the whole Board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

         At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of
Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.

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